                              BMC INDUSTRIES, INC.
                         1995 MANAGEMENT INCENTIVE PLAN

OBJECTIVES

          - To focus management's attention on division's annual profit performance and balance sheet management.

          - To recognize the extraordinary contributions of individual managers, in years when earnings exceed
               "Par" performance.

GLOSSARY OF TERMS

"Maximum" Performance-        That level of consolidated net earnings
                              justifying a "maximum" incentive award.

"Par" Performance-            The level of consolidated net
                              earnings, as approved by the Board,
                              justifying a "target incentive
                              award".

"Cut-in" Performance-         The minimum level of consolidated
                              net earnings, defined as 95% of
                              "Par", justifying an incentive
                              award.

"Target" Incentive-           The percent (%) of base pay when a
                              100% incentive award is earned.

"Minimum" Incentive-          The percent (%) of base pay when a
                              50% incentive award is earned.

"Maximum" Incentive-          The percent (%) of base pay when a
                              150% incentive award is earned.

"BMC Earnings Threshold"-     The minimum level of consolidated
                              net earnings before a division
                              participant in the Plan will be
                              eligible for an incentive award.

"Division DCE Threshold"-     The "Cut-in" performance standard,
                              expressed as DCE, below which
                              incentive will not be awarded.

                    1995 MANAGEMENT INCENTIVE PLAN SUMMARY

PARTICIPANTS:       Elected officers and key managers.

PERFORMANCE STANDARDS:

     A.   1995 Corporate Performance Standards-

          "Maximum" performance is 115% of the "Par" consolidated net earnings.

          "Par" performance is the consolidated net earnings number, as approved by the Board.

          "Cut-in" performance is 95% of the "Par" consolidated net earnings.

     B.   1995 Division Performance Standards-

          The "BMC Earnings Threshold" is 75% of the 1995
          Corporate "Cut-in" performance standard.

          The "DCE Threshold" is the "Cut-in" defined at the DCE line.

          "Par" performance is the BUDGETED operating earnings
          (budgeted DCE adjusted for allocated and actual interest expenses, third party translation gains/losses and plotter charges and the depreciation from the decrease in capital spending.

AWARD LEVELS:            "Target" incentive awards range from 10%
                         to 50% of base salary, depending on
                         level of responsibility.

ORGANIZATION WEIGHTING:  There is no organization weighting,
                         i.e., Corporate participants earn awards based on Corporate performance and division participants earn awards based on division performance.

INCENTIVE OPPORTUNITY:   Individual incentive awards will be
                         prorated and calculated based on the
                         following, once the applicable
                         "Thresholds" have been exceeded.

                         -    150% of "Target" incentive is
                              earned when reported earnings equal
                              or exceed "Maximum".

                         -    100% of "Target" incentive is
                              earned when reported earnings equal
                              "Par".

                         -    50% of "Target" incentive is earned
                              when reported earnings equal "Cut-
                              in".

                         -    No incentive will be paid when
                              reported earnings fall down below
                              "Cut-in".

                         -    Division/Corporate staff
                              "Discretion-ary Incentive Pools"
                              will be generated when earnings
                              performance exceeds "Par". The
                              "Pool" will be 10% of the accrued
                              incentive dollars at "Par".
                              Discretionary awards will be in
                              addition to the incentive awards by
                              formula. However, such awards
                              cannot exceed the "Pool" and must
                              be approved by the CEO.

PAYMENT FORM:            Cash.

                              BMC INDUSTRIES, INC.

                         1995 MANAGEMENT INCENTIVE PLAN

                               GENERAL PROVISIONS


1. "Base salary" in the Plan means the cumulative base salary earned, not paid, by BMC or one of its divisions during the 1995 calendar year, excluding all other forms of compensation.

2. Incentive compensation payments for 1995 will be made as soon as practicable after the review and receipt of the audited financial statements for the year.

3. If a participant becomes ineligible during the year because of a change in position, the participant will be entitled to incentive compensation only for the period of time he/she was participating, and then only if the participant remains in the employ of the Company through the date the incentive payment is made.

4. Payments will be made only to those participants who are in the employment of the Company on the date the incentive payment is made except:

     a. If the participant is a member of a division divested during 1995 and remains in the employ of the Company through the closing date of the divestiture, he/she will be eligible for an incentive award based on year-to-date performance versus year-to-date performance standards. The year-to-date proforma "Cut-in" and "Par" will be determined by applying the percent that the Cut-in and Par performance standards are of the approved 1995 budget.

     b. If a participant dies during 1995, prorated incentive compensation will be paid to the participant's beneficiary, as designated under the Group Life
          Insurance Plan, or if a beneficiary is not so designated, to the duly appointed personal representative of the participant's estate.

     c. If a participant retires with the consent of the Company during 1995, he/she will be entitled to receive incentive compensation prorated relative to the duration of the employee's participation in the 1995
          Plan.

     d. If a participant has been given a military leave of absence and is to immediately enter the service of the armed forces, the participant will be paid an amount prorated relative to the duration of his/her participation in the 1995 Plan prior to entering the service.

     e. If a participant for any reason such as illness, disability, etc., is able to work only part-time, the Chief Executive Officer may determine the extent to which such employee shall participate. Each case is to be handled on the basis of its own merits.

5. The inclusion of a participant in this Plan does not constitute or imply a guarantee of employment.

6. The inclusion of a participant in this Plan does not constitute a warranty that he/she will necessarily participate in a future plan, and the fact that a plan has been established for this year is not to be construed as an obligation to establish any such plan in the future.

7. A participant whose general job performance is unsatisfactory, or whose managerial behavior is not in the best interest of the Company, will be terminated from the Management Incentive Plan, effective upon written notice with no rights to a prorated award.

8. The obligation of the Company, as set forth herein, shall be subject to modification in such manner and to such extent as it deems necessary to comply with any law, regulation or governmental order pertaining to employee compensation.